Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unique Fabricating, Inc.

Auburn Hills, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 29, 2014 for the Successor as of December 29, 2013 and the period from March 18, 2013 through December 29, 2013, except for Note 18 and Note 19, as to which the date is September 23, 2014, September 23, 2014 for the Predecessor period from December 31, 2012 through March 17, 2013, and April 23, 2013 for the Predecessor as of December 30, 2012 and the year then ended, except for Note 18, as to which the date is September 23, 2014, relating to the consolidated financial statements of UFI Acquisition, Inc. which are contained in that Prospectus.

We also hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 13, 2014, relating to the consolidated financial statements of Chardan Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Plante & Moran, PLLC
Auburn Hills, Michigan

November 10, 2014